     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2002
                                                       REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                     FORM S-3
                              REGISTRATION STATEMENT
                         UNDER THE SECURITIES ACT OF 1933
                              -------------------
                       AMERICAN EXPRESS CREDIT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              -------------------

                     DELAWARE                                           11-1988350
 (STATE OR OTHER JURISDICTION OF INCORPORATION OR         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                   ORGANIZATION)
                                                            WALKER C. TOMPKINS, JR., PRESIDENT
                                                            AMERICAN EXPRESS CREDIT CORPORATION
               ONE CHRISTINA CENTRE                                ONE CHRISTINA CENTRE
              301 NORTH WALNUT STREET                             301 NORTH WALNUT STREET
          WILMINGTON, DELAWARE 19801-2919                     WILMINGTON, DELAWARE 19801-2919
                  (302) 594-3350                                      (302) 594-3350
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,     (NAME, ADDRESS, INCLUDING ZIP CODE, AND
       INCLUDING AREA CODE, OF REGISTRANT'S                          TELEPHONE NUMBER,
           PRINCIPAL EXECUTIVE OFFICES)                INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              -------------------
                                   COPIES TO:

              DAVID S. CARROLL, ESQ.                                CRAIG B. BROD, ESQ.
             AMERICAN EXPRESS COMPANY                       CLEARY, GOTTLIEB, STEEN & HAMILTON
                  40 WALL STREET                                     ONE LIBERTY PLAZA
             NEW YORK, NEW YORK 10005                            NEW YORK, NEW YORK 10006
                  (917) 639-3832                                      (212) 225-2000

                              -------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined in light of market conditions.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [x]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [x]
                              -------------------
                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                                                                      PROPOSED
                                                                  PROPOSED            MAXIMUM
                                                                   MAXIMUM           AGGREGATE     AMOUNT OF
       TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE   OFFERING PRICE        OFFERING    REGISTRATION
                TO BE REGISTERED                REGISTERED(1)     PER UNIT            PRICE(2)        FEE
--------------------------------------------------------------------------------------------------------------
Debt Securities and Warrants to
  Purchase Debt Securities......................  $8,000,000,000       100%        $8,000,000,000    $736,000
==============================================================================================================

(1) Or, if any Debt Securities are issued at an original issue discount, such greater amount as may result in the initial offering prices aggregating $8,000,000,000.
(2) Estimated solely for the purpose of computing the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 14, 2002

PROSPECTUS

                                 $8,000,000,000
                      AMERICAN EXPRESS CREDIT CORPORATION
                                DEBT SECURITIES
                      WARRANTS TO PURCHASE DEBT SECURITIES

                              -------------------

    American Express Credit Corporation may offer from time to time in one or more series:

        unsecured debt securities; and

        warrants to purchase unsecured debt securities.

    We may offer any combination of these securities at prices and on terms to be determined at or prior to the time of sale.

    All of these securities will have an initial offering price no greater than $8,000,000,000 in the aggregate, although we may increase this amount in the future.

    We may offer and sell securities to or through underwriters, dealers and agents or directly to purchasers. The names of any underwriters or agents involved in the sale of securities and their compensation will be described in an accompanying prospectus supplement.

    This prospectus may not be used to consummate a sale of these securities unless accompanied by a supplement to this prospectus.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------

                 The date of this prospectus is         , 2002.

                             ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a shelf registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus for an initial purchase price of up to $8,000,000,000.

    This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. Each time these securities are sold, this prospectus will be accompanied by a prospectus supplement that describes the specific terms of these securities and the specific manner in which they may be offered. You should read the prospectus supplement and this prospectus, along with the documents incorporated by reference and described under the heading 'WHERE YOU CAN FIND MORE INFORMATION', before making your investment decision.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly, current reports, and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

    The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.

    Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We incorporate by reference into this prospectus the following documents:

     Annual Report on Form 10-K for the year ended December 31, 2000.

     Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     Current Reports on Form 8-K dated December 21, 2001 and January 11, 2002.

     All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the termination of this offering.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address or number:

                      American Express Credit Corporation
                              One Christina Centre
                            301 North Walnut Street
                           Wilmington, Delaware 19801
                              Attention: President
                                 (302) 594-3350

    The financial statements which we have incorporated into this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2000 have been audited by Ernst & Young LLP, 787 Seventh Avenue, New York, New York 10019, independent certified public accountants, to the extent indicated in their report included in the annual report. We have incorporated by reference the financial statements in this prospectus in reliance upon the report of that firm, given on their authority as experts in accounting and auditing.

                      AMERICAN EXPRESS CREDIT CORPORATION

    We are a wholly-owned subsidiary of American Express Travel Related Services Company, Inc., or TRS, which is a wholly-owned subsidiary of American Express Company.

    We are primarily engaged in the business of financing most non-interest bearing charge card receivables arising from the use of the American Express'r' Card, including the American Express'r' Gold Card, Platinum Card'r' and Corporate Card issued in the United States, and in designated currencies outside the United States. We also finance certain interest-bearing revolving credit receivables arising from the use of the Optima'r' Card and other revolving credit cards issued by TRS. In this prospectus we refer to the American Express Card and the Optima Card as the Card. TRS provides a variety of products and services, including among others, a global card network, issuing and processing services, the Card, consumer and corporate lending and banking products, the American Express'r' Travelers Cheque and other stored value products, business expense management products and services, corporate and consumer travel products and services, magazine publishing and merchant transaction processing, point-of-sale and back office products and services. The Card is issued by TRS and certain of its subsidiaries (which we refer to as the Card issuers).

    We finance Card receivables by purchasing them from the Card issuers, without recourse, pursuant to receivables agreements, which provide that amounts resulting from unauthorized charges (for example, those made with a lost or stolen Card) are not eligible for purchase by us. If the unauthorized nature of the charge is discovered after purchase by us, the Card issuer repurchases the charge from us at its face amount.

    We generally purchase non-interest-bearing charge Card receivables at face amount less a specified discount agreed upon from time to time and interest-bearing revolving credit receivables at face amount. The receivables agreements generally require that non-interest-bearing receivables be purchased at discount rates which yield to us earnings of not less than 1.25 times our fixed charges on an annual basis, which we sometimes refer to in this prospectus as the fixed charge coverage ratio. The receivables agreements also provide that consideration will be given from time to time to revising the discount rate applied to purchases of new non-interest bearing receivables to reflect changes in money market interest rates or significant changes in the collectibility of receivables. We generally purchase new groups of Card receivables net of reserve balances applicable to them.

    The Card issuers, at their expense and as our agents, perform accounting, clerical and other services necessary to bill and collect all Card receivables that we own. The receivables agreements provide that the credit standards used to determine whether a Card is to be issued to an applicant may not be materially reduced and that the policy as to the cancellation of Cards for credit reasons may not be materially liberalized without our prior written consent.

    The indenture under which the securities described in this prospectus are to be issued states that we will not engage in any transaction with American Express Company or its affiliates unless on a basis not materially less favorable to us than would be the case if we had effected such transaction with a non-related party.

    American Express Company, as the parent company of TRS, has agreed with us that it will take all necessary steps to assure performance of certain of TRS' obligations under the receivables agreement between TRS and us. The securities are solely our obligations and are not guaranteed under the receivables agreements or otherwise by American Express Company or the Card issuers. The receivables agreements may be terminated at any time by either the Card issuer or us, generally with little or no notice. Additionally, the Card issuers and we may agree to reduce the discount rate in the receivables agreements to result in less than the 1.25 fixed charge coverage ratio, which would result in lower discount rates, and, consequently, lower revenues and net income for us.

    Our executive offices are located at One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801-2919 (telephone number: 302-594-3350).

RATIO OF EARNINGS TO FIXED CHARGES

    The following table shows our historical ratios of earnings to fixed charges and those of American Express Company for the periods indicated:

                                                                         YEAR ENDED DECEMBER 31,
                                            NINE MONTHS ENDED      -----------------------------------
                                            SEPTEMBER 30, 2001     2000   1999   1998   1997      1996
                                            ------------------     ----   ----   ----   ----      ----
    American Express Credit
      Corporation.......................           1.31            1.30   1.30   1.31   1.29      1.30
    American Express Company(1).........           1.51            2.25   2.48   2.24   2.22      2.17

---------

(1) The securities described in this prospectus are not obligations of American Express Company or the Card issuers.

    Under our receivables agreements, the discount rate for new non-interest bearing receivables that we acquire must be sufficient to yield us earnings of not less than 1.25 times our fixed charges on an annual basis.

    In computing our ratio of earnings to fixed charges, 'earnings' consist of net income plus income taxes and interest expense, amortization of debt discount, premium and related expenses. 'Fixed charges' consist of interest expense, amortization of debt discount, premium and related expenses. Gross rentals on long-term leases were minimal in amount in each of the periods shown. Since the rate of discount on non-interest bearing receivables that we purchased is established by the receivables agreements to enable us to achieve at least a predetermined ratio of earnings to fixed charges, a pro forma ratio of earnings to fixed charges would not be meaningful.

    In computing American Express Company's ratio of earnings to fixed charges, 'earnings' consist of pretax income from continuing operations plus interest expense, amortization of capitalized interest, the net loss of affiliates accounted for at equity whose debt is not guaranteed by American Express Company, the minority interest in the earnings of majority-owned subsidiaries with fixed charges, and the interest component of rental expense less undistributed net income of affiliates accounted for at equity. 'Fixed Charges' consist of interest expense, capitalized interest costs and the interest component of rental expense. Interest expense in the above computation includes interest expense related to the international banking operations of American Express Company and Cardmember lending activities of TRS, which is netted against interest and dividends and Cardmember lending net finance charge revenue, respectively, in the Consolidated Statement of Income of American Express Company.

                                USE OF PROCEEDS

    Unless otherwise indicated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities to reduce short-term senior debt incurred primarily to finance the purchase of receivables, and, pending such use, we may invest a portion of the proceeds in short-term investments.

    We expect to incur additional debt in the future to carry on our business. The nature and amount of our short-term, medium-term and long-term debt and the proportionate amount of each can be expected to fluctuate as a result of market conditions and other factors.

                         DESCRIPTION OF DEBT SECURITIES

    The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be senior debt securities, that rank on an equal basis with all our other senior unsecured and unsubordinated debt.

    The following description briefly sets forth certain general terms and provisions of the debt securities. The prospectus supplement for a particular series of debt securities will describe the particular terms of the debt securities we offer and the extent to which such general terms and provisions may apply to that particular series of debt securities.

GENERAL

    The debt securities will be issued under an indenture, dated as of September 1, 1987, between us and U.S. Bank Trust National Association (as successor to Security Pacific National Trust Company (New York)), as trustee. The indenture has been supplemented and amended by the following supplemental indentures:

     a first supplemental indenture, dated as of November 1, 1987, between us and Bank of Montreal Trust Company, as trustee;

     a second supplemental indenture, dated as of January 15, 1988, between us and The First National Bank of Boston, as trustee;

     a third supplemental indenture, dated as of April 1, 1988, between us and The Chase Manhattan Bank (as successor to Manufacturers Hanover Trust Company), as trustee;

     a fourth supplemental indenture, dated as of May 1, 1988, between us and Trust Company Bank, as trustee;

     a fifth supplemental indenture, dated as of March 28, 1989, between us and The Bank of New York, as trustee;

     a sixth supplemental indenture, dated as of May 1, 1989, between us and Bank of Montreal Trust Company, as trustee;

     a seventh supplemental indenture, dated as of July 28, 1995, between the Company and The Chase Manhattan Bank; and

     an eighth supplemental indenture dated as of December 21, 2001 between us and Bank One Trust Company, N.A., as trustee.

    When we refer to the indenture in this prospectus, we mean the indenture as it has been supplemented.

    A form of the indenture has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement on Form S-3
(No. 333-     ) under the Securities Act of 1933 of which this prospectus forms a part.

    The following summaries of certain provisions of the indenture are not complete and are qualified in their entirety by reference to the indenture. You should read the indenture for further information. Where appropriate, we use parentheses to refer you to the particular sections of the indenture. Any reference to particular sections or defined terms of the indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable definition into that statement.

    The debt securities will be unsecured and will rank on an equal basis with all our other unsecured and unsubordinated indebtedness. (Section 12.09) The indenture does not limit the amount of debt securities which we may issue. (Section 3.01) This prospectus relates to debt securities and warrants, the initial offering price of which aggregate up to $8,000,000,000 or the equivalent amount in foreign denominated currencies. We will offer them to the public on terms determined by market conditions at the time of sale. We may issue the debt securities and warrants from time to time in one or more series with the same or different terms. We may not issue all debt securities of the same series at the same time. All debt securities of the same series need not bear interest at the same rate or mature on the same date. The indenture permits us to appoint a different trustee for each series of debt securities. (Section 8.09) If there is at any time more than one trustee under the indenture, the term trustee means each trustee and will apply to each trustee only with respect to those series of debt securities for which it is serving as trustee.

    We may sell the debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the Federal income tax consequences and special considerations applicable to any such series of debt securities.

    Terms Specified in the Prospectus Supplement

    You should read the prospectus supplement that accompanies this prospectus for information with respect to the debt securities being offered, including:

     the designation, aggregate principal amount and authorized denominations of the debt securities;

     the percentage of the principal amount at which we will sell the debt securities;

     the maturity date or the method for determining the maturity date;

     the terms for exchange, if any, of the debt securities;

     the interest rate or rates, if any, or the method for computing such rate or rates;

     the interest payment dates or the method for determining such dates;

     whether the debt securities will be issued in fully registered form or in bearer form or any combination thereof;

     whether the debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

     if other than U.S. dollars, the currency or currencies in which debt securities may be denominated and purchased and the currency or currencies in which principal, premium, if any, and any interest may be payable;

     if the currency for which debt securities may be purchased or in which principal, premium, if any, and any interest may be payable is at the election of us or the purchaser, the manner in which such an election may be made and the terms of such election;

     any mandatory or optional sinking fund, redemption or other similar terms;

     any index or other method used to determine the amount of principal, premium, if any, and interest, if any, on the debt securities;

     if a trustee other than U.S. Bank Trust National Association is named for the debt securities, the name of such trustee;

     any material tax consequences;

     any material provisions of the indenture that do not apply to the debt securities; and

     any other specific terms of the debt securities.

    Payment

    Unless otherwise specified in the applicable prospectus supplement, principal and premium and interest, if any, on the debt securities will be payable initially at the principal corporate trust office of the trustee. At our option, payment of interest may be made, subject to collection, by check mailed to the holders of record at the address registered with the trustee.
(Section 12.02)

    If the principal of or premium, if any, and interest, if any, on any series of debt securities is payable in foreign currencies or if debt securities are sold for foreign currencies the restrictions, elections, tax consequences, specific terms and other information with respect to such debt securities will be described in the applicable prospectus supplement.

    Global Securities

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with or on behalf of a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and may be in either temporary or permanent form.

    The related prospectus supplement will describe the specific terms of the depositary arrangement with respect to that series of debt securities. We anticipate that the following provisions will apply to all depositary arrangements.

    Unless otherwise specified in an applicable prospectus supplement, global securities to be deposited with or on behalf of a depositary will be registered in the name of such depositary or its nominee. Upon the issuance of a global security, the depositary for such global security will credit the respective principal amounts of the debt securities represented by such global security to the participants that have accounts with such depositary or its nominee. Ownership of beneficial interests in such global securities will be limited to participants in the depositary or persons that may hold interests through these participants.

    A participant's ownership of beneficial interests in these global securities will be shown on the records maintained by the depositary or its nominee. The transfer of a participant's beneficial interest will only be effected through these records. A person whose ownership of beneficial interests in these global securities is held through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by such participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

    So long as the depositary for a global security, or its nominee, is the registered owner of such global security, we will consider such depositary or such nominee, to be the sole owner or holder of the debt securities represented by such global security. Except as described below, owners of beneficial interests in global securities will not be entitled to have debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of debt securities of such series in definitive form. We will not consider owners of beneficial interests in global securities to be the owners or holders of those debt securities under the indenture.

    We will make payment of principal of, premium, if any, and any interest on global securities to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global security. Neither we, the trustee, any paying agent nor the securities registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 3.09)

    We expect that the depositary for a permanent global security, upon receipt of any payment in respect of a permanent global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in 'street name', and will be the responsibility of such participants.

    We may at any time and in our sole discretion determine not to have any debt securities represented by one or more global securities. In such event, we will issue debt securities in definitive form in exchange for all of the global securities representing such debt securities. (Section 3.05)

    If set forth in the applicable prospectus supplement, an owner of a beneficial interest in a global security may, on terms acceptable to us and the depositary, receive debt securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name.

    Registered securities may be exchangeable for other debt securities of the same series, registered in the same name, for the same aggregate principal amount in authorized denominations and will be transferable at any time or from time to time at the office of the trustee. The holder will not pay a service charge for any such exchange or transfer except for any tax or governmental charge incidental thereto. (Section 3.05)

COVENANTS RELATING TO US

    The covenants in the indenture include the following:

    Transactions With Affiliates. Neither we nor any of our subsidiaries will engage in any transaction with any of our affiliates unless such transaction is on a basis not materially less favorable to us or our subsidiary than would be the case if we had effected such transaction with a non-related third party. (Section 12.08) Our affiliates are defined as any corporation controlling, controlled by or under common control with us. (Section 1.01) Our subsidiaries means any corporation of which we own or control, directly or indirectly, more than 50% of each class of its voting stock. (Section 1.01)

    Maintenance Of Net Worth. The indenture requires that we shall at all times maintain a net worth of at least $50,000,000. (Section 12.10) Net worth is defined in the indenture to include, at any date, the aggregate stated value of all classes of our capital stock plus the aggregate amount of the consolidated surplus (whether capital, earned or other) of us and our consolidated subsidiaries. (Section 1.01)

    Restrictions As To Liens. Neither we nor any of our subsidiaries will create, assume or allow to exist any mortgage, pledge, encumbrance, lien or charge of any kind upon our or their properties or assets (whether now owned or hereafter acquired), or acquire or agree to acquire property or assets under any conditional sale agreement or other title retention agreement. However, we may incur or allow to exist on our and our subsidiaries' property the following types of liens:

     liens for taxes and governmental charges not yet due or being contested in good faith;

     liens incidental to the conduct of our business not incurred in connection with the issuance or assumption of debt;

     liens on our deposits or on a subsidiary's deposits with banks, in accordance with customary and established banking practice, in connection with our providing financial accommodations to any person in the ordinary course of business;

     liens securing obligations of a subsidiary to us or to another subsidiary;

     certain liens on after acquired tangible property and purchase money liens; and

     extensions, renewals or replacements of any of such liens.

(Section 12.11)

    However, we and any subsidiary may create, assume or suffer to exist a lien or charge upon any of our assets in connection with the issuance or assumption of secured debt which would otherwise be subject to the foregoing restrictions, provided that the aggregate amount of all such secured debt does not exceed 10% of our borrowing base. (Section 12.11) Borrowing base means the sum of (i) the outstanding debt owed by us to American Express Company or a subsidiary of American Express Company which has been subordinated to the debt securities plus
(ii) net worth as defined above. (Section 1.01) Debt is defined as all obligations which in accordance with generally accepted accounting principles would be included in determining total liabilities on the liabilities side of our balance sheet and all obligations guaranteeing debt of any third person. (Section 1.01)

    Ownership Of Our Capital Stock. American Express Company will at all times own, directly or indirectly, 100% of our common stock and shares representing not less than 80% of the total combined voting power of all shares issued by us having ordinary voting rights. (Section 12.12)

    Release From Covenants. Except as otherwise set forth in the prospectus supplement relating to any series of the debt securities, the covenants described above shall cease to be binding on us from and after the ninety-first day following our deposit with the trustee, in trust, of sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such debt securities.
(Section 12.16)

MODIFICATION OF THE INDENTURE

    We may make modifications and amendments of the indenture with respect to one or more series of debt securities by supplemental indenture without the consent of the holders of such debt securities in the following instances:

     to evidence the succession of another corporation to us and the assumption by such successor of our obligations under the indenture;

     to add to or modify our covenants or events of default for the benefit of the holders of the debt securities;

     to establish the form or terms of the debt securities of any series;

     to cure any ambiguity or make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders in any material respect;

     to modify, eliminate or add to the provisions of the indenture as necessary to qualify it under any applicable federal law;

     to name, by supplemental indenture, a trustee other than U.S. Bank Trust National Association for a series of debt securities;

     to provide for the acceptance of appointment by a successor trustee;

     to add to or modify the provisions of the indenture to provide for the denomination of debt securities in foreign currencies; or

     to supplement any provisions of the indenture as is necessary to permit or facilitate the defeasance and discharge of any debt securities as described in this prospectus.

    Any other modifications or amendments of the indenture by way of supplemental indenture require the consent of the holders of 66 2/3% in principal amount of the debt securities at the time outstanding of each series affected. However, no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

     modify the terms of payment of principal or interest;

     reduce the percentage of holders of debt securities necessary to modify or amend the indenture or waive our compliance with any restrictive covenant; or

     subordinate the indebtedness evidenced by the debt securities to any of our indebtedness.

(Sections 11.01 and 11.02)

EVENTS OF DEFAULT, NOTICE AND WAIVER

    The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities. You should review these provisions carefully in order to understand what constitutes an event of default under the indenture.

    Unless otherwise stated in the prospectus supplement, an event of default with respect to any series of debt securities will be:

     default in the payment of the principal of, or premium, if any, on any debt security of such series when it is due and payable;

     default in making a sinking fund payment, if any, when due and payable;

     default for 30 days in the payment of an installment of interest, if any, on any debt security of such series;

     failure of American Express Company, directly or indirectly, to own 100% of our common stock and to own shares representing at least 80% of the total combined voting power of all of our issued shares having ordinary voting rights;

     default for 60 days after written notice to us in the performance of any other covenant in respect of the debt securities of such series;

     certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or our property;

     an event of default with respect to any other series of debt securities outstanding under the indenture or as defined in any other indenture or instrument under which we have outstanding any indebtedness for borrowed money, as a result of which indebtedness of us of at least $10,000,000 principal amount shall have been accelerated and such acceleration shall not have been annulled within 15 days after written notice thereof; and

     and any other event of default provided in or pursuant to the applicable resolution of our Board of Directors or to the supplemental indenture under which such series of debt securities is issued.

(Section 7.01)

    An event of default with respect to a particular series of debt securities issued under the indenture does not necessarily constitute an event of default with respect to any other series of debt securities. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such holders. (Section 8.02)

    If an event of default with respect to any series of debt securities has occurred and is continuing, the trustee or the holders of 25% in aggregate principal amount of the debt securities of such series may declare the principal (or in the case of discounted debt securities, such portion thereof as may be described in the prospectus supplement) of all the debt securities of such series to be due and payable immediately. (Section 7.02)

    The indenture contains a provision entitling the trustee to be indemnified by the holders before exercising any right or power under the indenture at the request of any of the holders. (Section 8.03) The indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee with respect to the debt securities of such series. (Section 7.12) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions precedent including notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal and premium, if any, at stated maturity and interest on any overdue principal or to institute suit for the enforcement thereof. (Sections 7.07 and 7.08)

    The holders of not less than a majority in principal amount of the outstanding debt securities of any series under the indenture may on behalf of the holders of all the debt securities of such series waive any past defaults except (a default in payment of the principal of or premium, if any, or interest, if any, on any debt security of such series and a default in respect of a covenant or provision of the indenture which cannot be amended or modified without the consent of the holder of each debt security affected.
(Section 7.13)

    We are required by the indenture to furnish to the trustee annual statements as to the fulfillment of our obligations under the indenture. (Sections 9.04 and 12.06)

CONCERNING THE TRUSTEE

    U.S. Bank National Association is an affiliate of the trustee and has extended lines of credit to us, and, as either principal or fiduciary, also owns or may own debt we have issued. We have other customary banking relationships with U.S. Bank National Association in the ordinary course of business, and American Express Company has or may have similar customary banking relationships. If a bank or trust company other than U.S. Bank Trust National Association is to act as trustee for a series of debt securities, the applicable prospectus supplement will provide information concerning such other trustee.

DEFEASANCE OF THE INDENTURE AND DEBT SECURITIES

    The indenture permits us to be discharged from our obligations under the indenture and the debt securities if we comply with the following procedures. This discharge from our obligations is referred to in this prospectus as defeasance. (Section 6.02)

    Unless the applicable prospectus supplement states otherwise, if we deposit with the trustee sufficient cash and/or government securities to pay and discharge the principal and premium, if any, and interest, if any, to the date of maturity of such series of debt securities, then from and after the ninety-first day following such deposit:

     we will be deemed to have paid and discharged the entire indebtedness on the debt securities of any series; and

     our obligations under each indenture with respect to the debt securities of such series will cease to be in effect (except for certain obligations to register the transfer or exchange of the debt securities of such series, replace stolen, lost or mutilated debt securities of such series, maintain paying agencies and hold moneys for payment in trust).

    The indenture also provides that the defeasance will not be effective unless we deliver to the trustee a written opinion of our counsel to the effect that holders of the debt securities subject to defeasance will not recognize gain or loss on such debt securities for federal income tax purposes solely as a result of such defeasance and that such holders will be subject to federal income tax in the same amounts and at the same times as would be the case if the defeasance had not occurred. (Section 6.02)

    Following such defeasance, holders of the applicable debt securities would be able to look only to the trust fund for payment of principal and premium, if any, and interest, if any, on their debt securities.

                            DESCRIPTION OF WARRANTS

    We may issue warrants for the purchase of debt securities. We may issue warrants independently or together with any debt securities offered by any prospectus supplement. The warrants may be attached to or separate from such debt securities. Warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing the warrants, is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain provisions of the form of warrant agreement and the warrants does not purport to be complete and further terms will be described in the applicable prospectus supplement.

    The applicable prospectus supplement that accompanies this prospectus will describe the following terms and other information with respect to the warrants that may be offered:

     the offering price;

     the currency or currencies for which warrants may be purchased;

     the designation, aggregate principal amount, currency or currencies and terms of the debt securities purchasable upon exercise of the warrants;

     if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each such debt security;

     if applicable, the date on and after which the warrants and the related debt securities will be separately transferable;

     the principal amount of debt securities purchasable upon exercise of one warrant and the price and currency or currencies at which such principal amount of debt securities may be purchased upon such exercise;

     the date on which the right to exercise the warrants shall commence and the date on which such right shall expire;

     a discussion of certain federal income tax considerations; and

     any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

    Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the indenture.

                              PLAN OF DISTRIBUTION

    We may sell the debt securities from time to time in one or more of the following ways:

     through underwriters or dealers;

     directly to one or more purchasers;

     through agents; or

     through a combination of any such methods of sale.

    The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including:

     the name or names of any underwriters or agents;

     the purchase price of such securities and the proceeds to us from such sale;

     any underwriting discounts or sales agents' commissions and other items constituting underwriters' or agents' compensation;

     any initial public offering price;

     any discounts or concessions allowed or reallowed or paid to dealers; and any securities exchanges on which such securities may be listed.

    Only underwriters or agents named in the prospectus supplement are deemed to be underwriters or agents in connection with the securities offered thereby.

    If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement relating to such series if any of such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    We may also sell securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered securities will be named in the applicable prospectus supplement, and any commissions payable by us to such agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

    If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase such securities which offers provide for payment and delivery on a future date specified in such prospectus supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular securities which may be sold pursuant to such arrangements.

    Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will only be subject to the following two conditions:

     the purchase by an institution of the particular securities will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and if the particular securities are being sold to underwriters, we shall have sold to such underwriters the total principal amount of such securities less the principal amount thereof covered by such arrangements.

    Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of us or such institutional investors thereunder.

    We estimate that the total expenses for the offering, excluding underwriting or agency commissions or discounts, will be approximately $1,800,000.

    In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

    The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of the underwriter in stabilizing or short-covering transactions.

    These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be offered on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

    Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in that respect. Underwriters and agents or their affiliates may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

                                 LEGAL MATTERS

    The validity of the securities will be passed upon for us by David S. Carroll, Counsel of American Express Credit Corporation,
200 Vesey Street, World Financial Center, New York, New York. Unless otherwise stated in the applicable prospectus supplement, certain legal matters will be passed upon for any underwriters or agents by Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York. Cleary, Gottlieb, Steen & Hamilton has from time to time acted as counsel for American Express Company, American Express Credit Corporation and their respective subsidiaries and affiliates and may do so in the future.

                                    EXPERTS

    Our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included in the Annual Report on Form 10-K and incorporated in this prospectus by reference. We have incorporated by reference into our prospectus our consolidated financial statements and schedule in reliance upon such report given upon the authority of Ernst & Young as experts in accounting and auditing.

                                 EXHIBIT INDEX

                                                             FILED ELECTRONICALLY HEREWITH ('D'), OR
EXHIBIT                                             INCORPORATED BY REFERENCE TO THE EXHIBIT SET FORTH BELOW.
-------                                             ---------------------------------------------------------
   1(a)  -- Form of Underwriting Agreement for      Exhibit 1(a) to the Company's Registration Statement on
            Debt Securities                         Form S-3 (No. 33-62797)

   1(b)  -- Form of Underwriting Agreement for      Exhibit 1(b) to the Company's Registration Statement on
            Debt Securities and Warrants to         Form S-3 (No. 33-62797)
            Purchase Debt Securities

   1(c)  -- Form of Agency Agreement, dated as of   Exhibit 1(f) to the Company's Current Report on Form 8-K
            December 21, 2001                       dated December 21, 2001

   4(a)  -- Form of Indenture, dated as of          Exhibit 4(s) to the Company's Registration Statement on
            September 1, 1987, between the          Form S-3 (No. 33-16874)
            Company and U.S. Bank Trust National
            Association (as successor to Security
            Pacific National Trust Company
            (New York)), as Trustee

   4(b)  -- Form of Note with optional redemption   Exhibit 4(t) to the Company's Registration Statement on
            provisions                              Form S-3 (No. 33-16874)

   4(c)  -- Form of Debenture with optional         Exhibit 4(u) to the Company's Registration Statement on
            redemption and sinking fund provisions  Form S-3 (No. 33-16874)

   4(d)  -- Form of Original Issue Discount Note    Exhibit 4(v) to the Company's Registration Statement on
            with optional redemption provisions     Form S-3 (No. 33-16874)

   4(e)  -- Form of Zero Coupon Note with           Exhibit 4(w) to the Company's Registration Statement on
            optional redemption provisions          Form S-3 (No. 33-16874)

   4(f)  -- Form of Variable Rate Note with         Exhibit 4(x) to the Company's Registration Statement on
            optional redemption and repayment       Form S-3 (No. 33-16874)
            provisions

   4(g)  -- Form of Extendible Note with optional   Exhibit 4(y) to the Company's Registration Statement on
            redemption and repayment provisions     Form S-3 (No. 33-16874)

   4(h)  -- Form of Fixed Rate Medium-Term Note     Exhibit 4(z) to the Company's Registration Statement on
                                                    Form S-3 (No. 33-16874)

   4(i)  -- Form of Floating Rate Medium-Term       Exhibit 4(aa) to the Company's Registration Statement on
            Note                                    Form S-3 (No. 33-16874)

   4(j)  -- Form of Warrant Agreement               Exhibit 4(bb) to the Company's Registration Statement on
                                                    Form S-3 (No. 33-16874)

   4(k)  -- Form of Supplemental Indenture          Exhibit 4(cc) to the Company's Registration Statement on
            providing for an additional Trustee     Form S-3 (No. 33-16874)

   4(l)  -- First Supplemental Indenture, dated     Exhibit 4(cc) to Post-Effective Amendment No. 1 to the
            as of November 1, 1987, between the     Company's Registration Statement on Form S-3
            Company and Bank of Montreal Trust      (No. 33-22347)
            Company, as Trustee

   4(m)  -- Second Supplemental Indenture, dated    Exhibit 4(dd) to Post-Effective Amendment No. 1 to the
            as of January 15, 1988, between the     Company's Registration Statement on Form S-3
            Company and The First National Bank of  (No. 33-22347)
            Boston, as Trustee

   4(n)  -- Third Supplemental Indenture, dated     Exhibit 4(ee) to Post-Effective Amendment No. 1 to the
            as of April 1, 1988, between the        Company's Registration Statement on Form S-3
            Company and The Chase Manhattan Bank    (No. 33-22347)
            (as successor to Manufacturers
            Hanover Trust Company), as Trustee

   4(o)  -- Fourth Supplemental Indenture, dated    Exhibit 4(ff) to Post-Effective Amendment No. 1 to the
            as of May 1, 1988, between the Company  Company's Registration Statement on Form S-3
            and Trust Company Bank, as Trustee      (No. 33-22347)

                                                             FILED ELECTRONICALLY HEREWITH ('D'), OR
EXHIBIT                                             INCORPORATED BY REFERENCE TO THE EXHIBIT SET FORTH BELOW.
-------                                             ---------------------------------------------------------
   4(p)  -- Fifth Supplemental Indenture, dated     Exhibit 4(gg) to Post-Effective Amendment No. 1 to the
            as of March 28, 1989, between the       Company's Registration Statement (No. 33-22347)
            Company and The Bank of New York, as
            Trustee

   4(q)  -- Sixth Supplemental Indenture, dated     Exhibit 4(hh) to Post-Effective Amendment No. 1 to the
            as of May 1, 1989, between the Company  Company's Registration Statement on Form S-3
            and Bank of Montreal Trust Company, as  (No. 33-22347)
            Trustee

   4(r)  -- Seventh Supplemental Indenture, dated   Exhibit 4(r) to the Company's Registration Statement on
            as of July 28, 1995, between the        Form S-3 (No. 33-62797)
            Company and The Chase Manhattan Bank,
            as Trustee

   4(s)  -- Form of Permanent Global Registered     Exhibit 4(s) to the Company's Current Report on Form 8-K
            Fixed Rate Medium-Term Senior Note,     dated December 21, 2001
            Series B

   4(t)  -- Form of Permanent Global Registered     Exhibit 4(t) to the Company's Current Report on Form 8-K
            Floating Rate Medium-Term Senior Note,  dated December 21, 2001
            Series B

   5     -- Opinion and Consent of David S.         'D'
            Carroll, Esq.

12.1     -- Computation in support of ratio of      Exhibit 12.1 to the Company's Quarterly Report on
            earnings to fixed charges of the        Form 10-Q for the quarter ended September 30, 2001
            Company

12.2     -- Computation in support of ratio of      Exhibit 12.2 to the Company's Quarterly Report on
            earnings to fixed charges of American   Form 10-Q for the quarter ended September 30, 2001
            Express Company

  23(a)  -- Consent of Counsel                      Included in Exhibit 5 hereto

  23(b)  -- Consent of Ernst & Young LLP            'D'

  24(a)  -- Power of Attorney                       'D'

  25(a)  -- Form T-1 Statement of Eligibility       'D'
            and Qualification under the Trust
            Indenture Act of 1939 of U.S. Bank
            Trust National Association (as
            successor to Security Pacific
            National Trust Company (New York))

  25(b)  -- Form T-1 Statement of Eligibility and   Form 305B2 of the Company filed on December 21, 2001
            Qualification under the Trust Indenture (No. 333-38199)
            Act of 1939 of Bank One Trust Company,
            N.A.

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The expenses in connection with this Registration Statement are estimated to be as follows:

Registration Statement Filing Fee...........................  $  736,000
Printing and engraving expenses.............................     150,000
Legal fees and expenses.....................................     150,000
Blue Sky fees and expenses..................................       5,000
Accounting fees and expenses................................     125,000
Fees and expenses of Trustees...............................     150,000
Fees of Rating Agencies.....................................     400,000
Miscellaneous...............................................      84,000
                                                              ----------
        Total...............................................  $1,800,000
                                                              ----------
                                                              ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The By-Laws of American Express Credit Corporation (the 'Company') require the Company to indemnify its directors and officers to the extent permitted by Delaware law. In addition, American Express Company has purchased insurance policies which provide coverage for the Company's directors and officers in certain situations where the Company cannot directly indemnify its directors or officers.

ITEM 16. EXHIBITS.

    The 'Exhibit Index' on pages E-1 and E-2 is hereby incorporated by reference.

ITEM 17. UNDERTAKINGS.

    The Company hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the 'Act');

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement:

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (l)(i) and (l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the 'Exchange Act') that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (5) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware on the 7th day of March, 2002.

                                     AMERICAN EXPRESS CREDIT CORPORATION

                                     By:   /s/ WALKER C. TOMPKINS, JR.
                                        -------------------------------------
                                               Walker C. Tompkins, Jr.
                                       President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----
          /s/ WALKER C. TOMPKINS, JR.             President, Chief Executive Officer   March 7, 2002
    ------------------------------------          and Director
            Walker C. Tompkins, Jr.

                       *                          Vice President and Chief             March 7, 2002
    ------------------------------------          Accounting Officer
                  Erich Komdat

                       *                          Chairman of the Board and Director   March 7, 2002
    ------------------------------------          (principal financial officer)
                Kim D. Rosenberg

                       *                          Director                             March 7, 2002
    ------------------------------------
                Jay B. Stevelman

    *By  /s/ WALKER C. TOMPKINS, JR.
        --------------------------------
            Walker C. Tompkins, Jr.
                Attorney-in-Fact

                          STATEMENT OF DIFFERENCES
                          ------------------------


 The registered trademark symbol shall be expressed as.................. 'r'
 The dagger symbol shall be expressed as................................ 'D'